NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces Earnings for Quarter Ended June 30, 2024

FAIRBANKS, AK -- (August 13, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) announced today it filed its Form 10-Q for the quarter ended June 30, 2024 (“Q2-2024”) with the Securities and Exchange Commission.

The Company reported a net loss of $18.5 million (“M”) or a loss of $1.90 per basic and diluted share for Q2-2024, which includes a non-cash expense of $12.6 M related to a loss on mark-to-market derivative contracts, calculated based on a forward gold price compared to the contracted hedge price. This compares to a net loss of $10.4 M or a loss of $1.38 per basic and diluted share for the three month period ended June 30, 2023 (“Q2-2023”). The primary reason for the increase in net loss in the 2024 period is due to the Company entering into derivative gold hedging contracts with its lenders in the second half of 2023. Furthermore, the Company incurred increased interest costs related to the funds drawn down on its secured credit facility (the “Facility”) in the 2024 period, which totaled $2.9 M for Q2-2024 compared to $0.6 M for Q2-2023. The loss for the 2024 period was partially offset by a reduction in the loss on the Company’s equity investment in the Peak Gold JV, which relates to pre-production costs for development and construction at the Company’s 30% interest in the Manh Choh project being operated by an indirect subsidiary of Kinross Gold Corporation (“Kinross”).

In conjunction with entering into the Facility, the Company entered into quarterly hedge contracts for the period July 31, 2024 to December 31, 2026 for a total of 124,600 ounces of gold at an average price of $2,025 per ounce, representing approximately 65% of the expected gold production during that period or equivalent to approximately 42% of the Company’s share of the life-of-mine reserves on the Manh Choh project. The gold deliveries into the quarterly hedge contracts mirror the Company’s portion of gold production outlined in the feasibility technical report summary (the “TRS”) for the first 2.5 years of production at Manh Choh. The unhedged gold production, representing approximately 35% during the first 2.5 years of production, will be sold at time of delivery at the spot market prices. From December 31, 2026 onwards, all gold production at Manh Choh is unhedged.

During Q2-2024 and subsequent to period end, the Company has the following updates:

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Manh Choh Project:

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The Company’s 30% owned Manh Choh project, operated by Kinross, continued ore mining and stockpiling at the Fort Knox facility during the quarter. On July 8, 2024, Manh Choh achieved a significant milestone and poured its first gold bar, on schedule;

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Ore transportation has ramped up to planned volumes, full commissioning of the modifications at the Fort Knox mill is expected in the third quarter and the project remains on track to deliver its planned production this year; and

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The Company invested a further $11.8 Mto the Peak Gold JV during Q2-2024 for expenditures at the Manh Choh project.

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Johnson Tract Project:

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On May 1, 2024, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) with HighGold Mining Inc. (“HighGold”) pursuant to which the Company acquired 100% of the outstanding equity interests of HighGold (the “Acquisition”). On July 10, 2024, the Company completed its acquisition of HighGold and, as contemplated by the Arrangement Agreement, issuing an aggregate of 1,698,887 shares of Contango common stock, with a value of approximately $33.4 M, to HighGold shareholders; and

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On July 30, 2024 the Company announced the start of a surface drilling campaign at the Johnson Tract property. The 2024 surface exploration drilling targets 3,000 meters (~9,850 ft) across 20 drill holes and is designed to in-fill the upper one-third of the near vertical resource. In parallel with the in-fill drilling, selected holes will undergo hydrological testing and monitoring to characterize the overall surficial and deposit hydrology and water quality. In addition to assaying the core, selected drill core will undergo advanced metallurgical, geochemical, and specific gravity tests to assist in building a geometallurgical model for the deposit. Camp opened in mid-July and the drilling program is expected to last approximately three months.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross, operator of the Peak Gold JV. The Company also has a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, a lease on Lucky Shot project from the underlying owner, Alaska Hardrock Inc. and through its subsidiary has 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims. In addition, Contango also owns a 100% interest in an additional approximately 145,000 acres of State of Alaska mining claims through its wholly owned subsidiary, which gives Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com